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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 13, 2000

COMMISSION                               REGISTRANT; STATE OF INCORPORATION;                         IRS EMPLOYER
FILE NUMBER                                 ADDRESS; AND TELEPHONE NUMBER                         IDENTIFICATION NO


1-9513                                         CMS ENERGY CORPORATION                                    38-2726431
                                              (A MICHIGAN CORPORATION)
                                          FAIRLANE PLAZA SOUTH, SUITE 1100
                                                330 TOWN CENTER DRIVE
                                              DEARBORN, MICHIGAN 48126
                                                   (313) 436-9261
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ITEM 5. OTHER EVENTS.


         On October 13, 2000, CMS Energy Corporation issued a press release announcing that it anticipates that its third quarter earnings, to be released on October 26, 2000, will be 10-15% higher than the Company's previous guidance of $0.40 per share in sustainable earnings. This improvement is due to favorable power transactions and cost reductions. This stronger than anticipated performance provides the Company greater confidence in its 2000 earnings guidance, which remains unchanged from $2.50 per share. While there is no assurance that this level of earnings will be achieved for 2000, this guidance assumes, among other things, recovery in 2000 of a five percent residential electric rate reduction which, if not allowed, would reduce earnings by $0.18 per share. Final accounting guidance is expected when the Michigan Public
Service Commission issues its securitization financing order expected on October
24, 2000.

         This document contains "forward-looking statements" that are subject to risks and uncertainties. The words "anticipates", "believes", "estimates", "expects", "intends", and "plans", and variations of such words and similar expressions, are intended to identify forward looking statements. They should be read in conjunction with "Forward-Looking Statements Cautionary Factors" in CMS
Energy's Form 10-K, Item 1 (incorporated by reference herein) that discusses important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CMS ENERGY CORPORATION



Dated: October 13, 2000                 By: /s/ Alan M. Wright
                                            ------------------
                                            Alan M. Wright
                                            Senior Vice President and
                                             Chief Financial Officer